Exhibit 10.66

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease is made as of this 14th day of June, 2004, by and between Beard Sawmill, LLC (hereinafter referred to as “Landlord”), and Health Net of Connecticut, Inc.

In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between Landlord and Physicians Health Services of Connecticut, Inc. dated August 18, 2000, previously amended by a First Amendment of Lease dated December 23, 2002, all for the lease of space in Landlord’s building at 100 Beard Sawmill Road, Shelton, Connecticut (the August 18, 2000 lease as amended, hereinafter referred to collectively as the “Lease”), in the following manner:

A. Said First Amendment of Lease is hereby canceled and restated, as amended by this Second Amendment of Lease, such that as of the Second Amendment of Lease, the Lease shall be read and interpreted by reference to only the August 18, 2000 lease and this Second Amendment of Lease.

B. As of the date of this Second Amendment of Lease, it is agreed by both parties hereto that Health Net of Connecticut, Inc., successor in interest to Physicians Health Services of Connecticut, Inc. has assumed all rights and obligations as tenant under the Lease and shall hereinafter be referred to as “Tenant”.

C. Paragraph 1.1 (c) of the Lease is deleted and is replaced with the following:

“1.1 (c) The Tenant’s Leased Premises Square Footage fluctuates over the Initial Term of the Lease, and the following square footages represent the Tenant’s Leased Premises Square Footage for the various periods during the Initial Term of the Lease:

[i] 104,233 square feet, for the period from the Initial Commencement Date until February 28, 2003;

[ii] From and after March 1, 2003, Tenant’s Leased Premises Square Footage shall be increased by 5,727 square feet, and the space designated as Space 2A on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage;

[iii] From and after the Space 2B Commencement Date, Tenant’s Leased Premises Square Footage shall be increased by 5,288 square feet, and the space designated as Space 2B on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage. The “Space 2B Commencement Date” is the date on which Landlord delivers possession of the Space 2B to Tenant, broom clean and free of any possessions of any other tenant, which date must be on or before the date that is thirty (30) days from and after the date on which this Second Amendment of Lease has been fully executed or this paragraph, Paragraph 1.1 (c) [iii], shall be null and void;

[iv] From and after the Space 2C Commencement Date, Tenant’s Leased Premises Square Footage shall be increased by 5,990 square feet, and the space designated as Space 2C on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage. The “Space 2C Commencement Date” is the date on which Landlord delivers possession of the Space 2C to Tenant, broom clean and free of any possessions of any other tenant, which date must be on or before the date that is sixty (60) days from and after the date on which this Second Amendment of Lease has been fully executed or this paragraph, Paragraph 1.1 (c) [iv], shall be null and void;

[v] From and after the Space 2D Commencement Date, Tenant’s Leased Premises Square Footage shall be increased by 6,217 square feet, and the space designated as Space 2D on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage. The “Space 2D Commencement Date” is the date on which Landlord delivers possession of the Space 2D to Tenant, broom clean and free of any possessions of any other tenant, which date must be on or before the date that is ninety (90) days from and after the date on which this Second Amendment of Lease has been fully executed or this paragraph, Paragraph 1.1 (c) [v], shall be null and void.”

D. Paragraph 1.1 (d) of the Lease is deleted and is replaced with the following:

“1.1 (d) The “Initial Commencement Date” is September 1, 2001”

E. Paragraph 1.1 (e) of the Lease is deleted and is replaced with the following:

“1.1 (e) The “Initial Term” is from September 1, 2001 until the end of the day on August 31, 2016.”

F. Paragraph 1.1 (g) of the Lease is deleted and is replaced with the following:

“1.1 (g) The “Base Rent” for the Initial Term is $14.00 per square feet of Tenant’s Leased Premises Square Footage (as described in paragraph 1.1 (c)) per annum, payable in equal monthly installments, in advance, on the first of each month.”

G. Paragraph 1.1 (i) of the Lease is deleted and is replaced with the following:

“1.1 (i) The “Notice Address” for Landlord and Tenant are:

Landlord:

Beard Sawmill, LLC

% R. D. Scinto, Inc.

One Corporate Drive, Suite 100

P.O. Box 880

Shelton, CT 06484

Tenant:

Health Net of Connecticut, Inc.

One Far Mill Crossing

P.O. Box 904

Shelton, CT 06484

Attn: Chief Financial Officer

Health Net, Inc.

P.O. Box 2470

Rancho Cordova, CA 95741 2470

Attn: Director of Real Estate”

H. Paragraph 2.17 of the Lease is deleted and replaced with the following:

“2.17 “Tenant’s Percentage” means the percentage equivalent to the ratio of the Leased Premises Square Footage divided by the Total Building Square Footage which as of the Initial Commencement Date is 70.11%. Tenant’s Percentage shall be proportionately adjusted upon any change in Tenant’s Leased Premises Square Footage or Total Building Square Footage, but will not be adjusted based upon the degree of occupancy of the Project.”

I. The following paragraphs, Paragraph 3.07, Paragraph 3.08, and Paragraph 3.09 are hereby added to the Lease:

“3.07 Paragraph 3.04 of the Lease outlines the Landlord’s Initial Fit-Out Work required to be completed by the Landlord under the terms of the Lease. Landlord has completed all work required under the terms of the Lease and the Leased Premises has been accepted by Tenant.

3.08 Landlord has completed all work required to the Second Floor Space A and the Second Floor Space A has been accepted by Tenant.

3.09 Tenant shall accept possession of Space 2B, Space 2C, and Space 2D on an as is basis.”

References to Exhibit A means the Exhibit A attached to the August 18, 2000 lease. “Exhibit A, Sheet 1” is a separate exhibit from Exhibit A, and is added to the Lease and incorporated into it as new exhibit, and is attached hereto.

In the event of any conflict between this Second Amendment of Lease and the August 18, 2000 lease, this Second Amendment of Lease shall control, the Lease being hereby ratified and to remain in full force and effect in all other respects.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

BEARD SAWMILL, LLC		HEALTH NET OF CONNECTICUT, INC.

By:	/s/ ROBERT D. SCINTO	By:	/s/ DENNIS BELL
	Robert D. Scinto, a member		Dennis Bell, Vice President

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